Exhibit 10.8

2010 C.P. ATLAS HOLDINGS, INC.

STOCK INCENTIVE PLAN

1.	Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees, directors, or other service providers and to motivate such employees, directors, or other service providers to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, directors or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.	Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b) Affiliate: With respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common control with such specified Person. As used herein, the term “Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

(c) Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

(d) Beneficial Owner: A “beneficial owner”, as such term is defined in Rules 13d-3 and 13d-5 under the Act (or any successor rule thereto).

(e) Board: The board of directors of the Company.

(f) Change of Control: Change of Control occurs upon (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole) to any Person or Group other than Sponsor or its Affiliates or (ii) any Person or Group, other than Sponsor or its Affiliates, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise, and Sponsor ceases to control the Board.

(g) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(h) Committee: The Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan, and if no such Committee has been created, the Board.

(i) Company: C.P. Atlas Holdings, Inc., a Delaware corporation.

(j) Disability: The term Disability of a Participant has the same meaning ascribed to such term in any employment or severance agreement then in effect between the Participant and the Company or one of its Affiliates or, if no such agreement containing a definition of “Disability” is then in effect, shall mean the inability of the Participant to perform the essential functions of the Participant’s job, with or without reasonable accommodation, by reason of a physical or mental infirmity, for a period of nine (9) consecutive months or for an aggregate of twelve (12) months in any eighteen (18) consecutive month period. The period of nine (9) months shall be deemed continuous unless the Participant returns to work for at least 30 consecutive business days during such period and performs during such period at the level and competence that existed prior to the beginning of the six-month period. The date of such Disability shall be on the first day of such nine-month period.

(k) Dividend Equivalent Right. The right to receive a payment in respect of one Share (whether or not subject to a Stock Option) equal to the amount of any dividend paid in respect of one Share held by a shareholder in the Company.

(l) Effective Date: The date the Board approves the Plan, or such later date as is designated by the Board.

(m) Employment: The term Employment as used herein refers to (i) a Participant’s employment if the Participant is an employee of any of the Company or any of its Affiliates or Subsidiaries, (ii) a Participant’s services as a consultant, if the Participant is a consultant to the Company or its Affiliates and (iii) a Participant’s services as a non-employee director, if the Participant is a non-employee member of the Board.

(n) Fair Market Value: Unless otherwise provided for in the Award Agreement, on a given date (i) if there is a public market for the Shares on such date, the average closing bid price for such shares over the immediately preceding 60 days on the applicable stock exchange on which the shares are principally trading on the date in question or (ii) if there is no public market for the Shares on such date, the fair market value for the Shares as shall be determined in good faith by the Board in its sole discretion.

(o) Group: A “group” as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(p) Option: An option to purchase Shares granted pursuant to Section 6 of the Plan.

(q) Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

(r) Other Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan.

(s) Participant: A director, officer, employee, or other service provider of any of the Company or its Affiliates who is selected by the Committee to participate in the Plan.

(t) Person: A “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(u) Plan: The 2010 C.P. Atlas Holdings, Inc. Stock Incentive Plan.

(v) Shares: Shares of common stock of the Company.

(w) Sponsor: Centerbridge Capital Partners, L.P.

(x) Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

(y) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.	Shares Subject to the Plan

(a) Subject to Section 9, the total number of Shares which may be issued under the Plan is 1,574,782. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the settlement, cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable (with any Awards settled in cash reducing the total number of Shares by the number of Shares determined by dividing the cash amount to be paid thereunder by the Fair Market Value of one Share on the date of payment). Shares which are subject to Awards which are cancelled, forfeited, terminated or otherwise expired by their terms without the payment of consideration, and Shares which are used to pay the exercise price of any Award, may be granted again subject to Awards under the Plan.

(b) Agreements Evidencing Awards. Each Award granted under the Plan shall be evidenced by an Award agreement (the “Award Agreement”) that shall contain such provisions and conditions as the Committee deems appropriate; provided that, except as otherwise expressly provided in an Award Agreement, if there is any conflict between any provision of the Plan and an Award Agreement, the provisions of the Plan shall govern. Unless otherwise provided herein, the Committee may grant Awards in tandem with or in substitution for any other Award or Awards granted under the Plan. By accepting an Award pursuant to the Plan, a Participant thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

4.	Administration

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof. Additionally, the Committee may delegate the authority to grant Awards under the Plan to any employee or group of employees of the Company or an Affiliate; provided that such delegation and grants are consistent with applicable law and guidelines established by the Board from time to time. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries and successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award and the Company or its Affiliates shall have the right and are authorized to withhold any applicable withholding taxes with respect to any Award, its exercise, or any payment or transfer under or with respect to the Award and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

5.	Limitations

No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6.	Terms and Conditions of Options

Options granted under the Plan shall be non-qualified stock options for federal income tax purposes, as evidenced by the related Award Agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a) Option Price. The Option Price per Share shall be determined by the Committee, provided that, for the purposes of an Option granted under the Plan to a Participant who is a U.S. taxpayer, in no event will (i) the Option Price be less than 100% of the Fair Market Value of a Share on the date an Option is granted (other than in the case of Options granted in substitution of previously granted awards, as described in Section 4) and (ii) any Option be granted unless the Share on which it is granted constitutes “service recipient stock” (within the meaning of Section 409A of the Code) with respect to the applicable Participant.

(b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c) Exercise of Options. Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), or (iii) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company as designated by the Committee, pursuant to one or more of the following methods: (i) in cash or its equivalent (e.g., by check), including, with the consent of the Board, a full-recourse promissory note, (ii) if there is a public market for the Shares at such time, to the extent permitted by the Committee and subject to such rules as may be established by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased, or (iii) with the consent of the Board or to the extent specified in an Award Agreement, using a net settlement mechanism whereby the number of shares delivered upon the exercise of the option will be reduced by a number of shares that has a Fair Market Value equal to the Option Price, provided that, in each case, the Participant tenders cash or its equivalent to pay any applicable withholding taxes. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d) Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

7.	Terms and Conditions of Stock Appreciation Rights

(a) Grants. The Committee may also grant a Stock Appreciation Right.

(b) Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted (other than in the case of Stock Appreciation Rights granted in substitution of previously granted awards, as described in Section 4). Each Stock Appreciation Right shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. The date a notice of exercise is received by the Company shall be the exercise date. Payment to the Participant shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c) Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit, but in no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted. Unless otherwise expressly provided in the applicable Award Agreement, no Participant shall have any rights to dividends or other rights of a stockholder with respect to any Stock Appreciation Right.

8.	Other Stock-Based Awards

The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares, purchased Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable). The Committee may also grant Dividend Equivalent Rights in connection with Awards granted hereunder either alone or in connection with the grant of a Stock Option or Stock Appreciation Right. Each Dividend Equivalent Right shall be subject to such terms as the Committee may determine.

9.	Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable (subject to Section 18), as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price or exercise price of any Award, and/or (iii) any other affected terms of such Awards.

(b) Change of Control. In the event of a Change of Control after the Effective Date, (i) solely if and to the extent determined by the Committee in the applicable Award Agreement or otherwise, any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change of Control and (ii) the Committee may (subject to Section 18), but shall not be obligated to, (A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award, (B) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights, (C) provide for the issuance, assumption, or replacement of such substitute Awards that will substantially preserve the otherwise applicable terms of any affected

Awards previously granted hereunder as determined by the Committee in its sole discretion whether by any successor or survivor Person, or a parent or Affiliate thereof, or (D) provide that for a period of at least 15 days prior to the Change of Control, such Awards shall be exercisable, to the extent applicable, as to all Shares subject thereto and the Committee may further provide that upon the occurrence of the Change of Control, such Awards shall terminate and be of no further force and effect.

(c) After any adjustment made pursuant to this Section 9, the number of Shares subject to each outstanding Award shall be rounded down to the nearest whole number.

10.	No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company’s or any Affiliate’s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. No Award (or payments or amounts received in respect thereof) shall constitute compensation for purposes of determining any benefits under any benefit plan. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12.	Nontransferability of Awards

Unless otherwise provided in an Award Agreement or determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13.	Amendments or Termination

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, (a) without the approval of a majority of the shareholders of the Company, if such action would (except as is provided in Section 9 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or (b) without the consent of a Participant, if such action would materially diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax consequences to the Company or to Participants).

14.	International Participants

With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or an Affiliate.

15.	Choice of Law

The Plan shall be governed by and construed in accordance with the law of the State of Delaware without regard to conflicts of laws.

16.	Other Laws; Restrictions on Transfer of Shares

The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Act, as amended, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company or any Affiliates, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the United States federal and any other applicable securities laws.

17.	Effectiveness of the Plan

The Plan shall be effective as of the Effective Date, but all Awards granted prior to approval of the Plan by a majority of the stockholders of the Company shall be conditioned on approval of the Plan by a majority of the stockholders of the Company.

18.	Section 409A of the Code

To the extent applicable, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding other provisions of the Plan or any Award agreements issued thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, consistent with the provisions of Section 4 above, the Company may take whatever actions the Committee determines necessary or appropriate to comply with, or exempt the Plan and Award agreement from the requirements of Section 409A of the Code and related Department of Treasury guidance and other interpretive materials as may be issued after the Effective Date including, without limitation, (a) adopting such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) taking such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code, which action may include, but is not limited to, delaying payment to a Participant who is a “specified employee” within the meaning of Section 409A of the Code until the first day following the six-month period beginning on the date of the Participant’s termination of Employment. The Company shall use commercially reasonable efforts to implement the provisions of this Section 18 in good faith; provided that none of the Company, the Committee, nor any employee, director or representative of the Company or of any of its Affiliates shall have any liability to Participants with respect to this Section 18.

19.	Miscellaneous

(a) Transfers and Leaves of Absence. For purposes of the Plan, unless the Committee determines otherwise: (i) a transfer of a Participant’s employment without an intervening period of separation among the Company and any Affiliate shall not be deemed a termination of employment, and (ii) a Participant who is granted in writing a leave of absence or who is entitled to a statutory leave of absence shall be deemed to have remained in the employ of the Company (and Affiliate) during such leave of absence.

(b) Right of Offset. The Company shall have the right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement; provided, that the Participant is first offered the opportunity to pay cash for such outstanding amounts. Notwithstanding the foregoing, the Committee shall have no right to offset against its obligation to deliver Shares (or other property or cash) under the Plan, any Award Agreement or any non-qualified deferred compensation amounts if such offset would subject the Participant to the additional tax imposed under Section 409A in respect of an outstanding Award.

(c) Waiver of Claims. Each Participant who receives an Award recognizes and agrees that before being selected by the Committee to receive an Award he or she has no right to any benefits under such Award. Accordingly, in consideration of the Participant’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required by the express terms of an Award Agreement).

(d) Nature of Payments. Any and all grants of Awards and deliveries of cash, securities or other property under the Plan shall be in consideration of services performed or to be performed for the Company by the Participant. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a Participant. Only whole Shares shall be delivered under the Plan. Awards shall, to the extent reasonably practicable, be aggregated in order to eliminate any fractional shares. Fractional shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine. All grants and deliveries of Shares, cash, securities or other property under the Plan shall constitute a special discretionary incentive payment to the Participant and shall not be required to be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the Participant, unless the Company specifically provides otherwise.

(e) Shares Covered by Plan. For purposes of Section 3, a Share will be considered to be “covered by” the Plan if (i) if it is available for issuance pursuant to the Plan but is not subject to an outstanding award or (ii) it is subject to an outstanding Award. For purposes of Section 3, (A) an Option or Stock Appreciation Right that has been granted under the Plan will be considered to be an “outstanding” Award until is it exercised or otherwise terminates or expires by its terms, (B) a Share that has been granted as an Award under the Plan that is subject to vesting conditions will be considered an “outstanding” Award until the vesting conditions have been satisfied or the Award otherwise terminates or expires unvested by its terms and (C) any Award other than an Option, Stock Appreciation Right or Share that is subject to vesting conditions will be considered to be an “outstanding” award until it has been settled.

(f) Non-Uniform Determinations. The Committee’s determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among Persons who receive, or are eligible to receive, Awards under the Plan (whether or not such Persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (i) the Persons to receive Awards, (ii) the terms and provisions of Awards and (iii) whether a Participant’s employment has been terminated for purposes of the Plan.

(g) No Third Party Beneficiaries. Except as expressly provided in the Plan or an Award Agreement, neither the Plan nor any Award Agreement shall confer on any Person other than the Company and the Participant receiving any Award any rights or remedies thereunder.

(h) Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any Person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

(i) Plan Headings. The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

(j) Severability. Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but the Plan shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(k) Participant Representations. The Company may require a Plan Participant, as a condition to the grant or exercise of, or acquisition of stock under, any Option or Stock Appreciation Right, (A) to give written representations satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters, and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and to give written representations satisfactory to the Company that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option or Stock Appreciation Right; (B) to give written representations satisfactory to the Company stating that the Participant is acquiring the stock subject to the Option or Stock Appreciation Right for the Participant’s own account and not with any present intention of selling or otherwise distributing the stock; and (C) to give such other written representations as are deemed necessary or appropriate by the Company and its counsel. The foregoing requirements, and any representations given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares upon the exercise or acquisition of stock under the applicable Option or Stock Appreciation Right has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.